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                                                                   EXHIBIT 10.11

DEED OF VARIATION - SHARE SALE AGREEMENT

relating to shares in HJF Acquisition Corporation

The J.M. Smucker Company (VENDOR)
SPC Ardmona Limited (PURCHASER)
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                                                                               .
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DEED OF VARIATION - SHARE SALE AGREEMENT

DETAILS                                                                       3

AGREED TERMS                                                                  4

1.       DEFINITIONS AND INTERPRETATION                                       4
1.1      Definitions                                                          4
1.2      Interpretation                                                       4
1.3      Headings                                                             4

2.       VARIATIONS TO THE AGREEMENT                                          4
2.1      Variations to clause 1.1                                             4
2.2      Variations to clause 7.6                                             5
2.3      Variations to clause 7.7                                             7
2.4      Insertion of new clause 10.11                                        8
2.5      Insertion of Warranty 8.13 of Schedule 5                             8
2.6      Confirmation                                                         8

3.       MISCELLANEOUS                                                        8
3.1      Alterations                                                          8
3.2      Assignment                                                           9
3.3      Costs                                                                9
3.4      Counterparts                                                         9
3.5      Governing law and jurisdiction                                       9

SIGNING PAGE                                                                 10

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DETAILS

DATE                                JUNE 2004

PARTIES

Name The J.M. Smucker Company (a corporation incorporated in the State of Ohio, United States of America)

Short form name         VENDOR

Notice details          Strawberry Lane, Orville, OH 44667-0280, United States
                        of America
                        Facsimile: + 1 330 684 3026
                        Attention: General Counsel

Name                    SPC Ardmona Limited

ABN                     68 059 317 618

Short form name         PURCHASER

Notice details          19-25 Camberwell Road, Hawthorn East, Victoria,
                        Australia, 3123
                        Facsimile: + 61 03 5822 2121
                        Attention: Managing Director and Company Secretary

BACKGROUND

A The parties entered into a share sale agreement on 12 May 2004 under which the Vendor has agreed to sell, and the Purchaser has agreed to purchase, the Shares (AGREEMENT).

B The parties acknowledge that Completion is scheduled to take place on 16 June 2004.

C The parties also acknowledge that the Purchaser will not have had the opportunity to properly review the Completion Accounts and the Adjustment Amount in accordance with clause 7.6 of the Agreement prior to Completion.

D The parties have agreed to amend the Agreement to preserve the Purchaser's rights to dispute the Completion Accounts and/or the Adjustment Amount post Completion, on the terms of this deed.

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AGREED TERMS

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this deed, a term defined in the Agreement and not otherwise defined in this deed has the same meaning in this deed.

1.2   INTERPRETATION

      In this deed, unless the contrary intention appears:

      (a)   the singular includes the plural and vice versa;

      (b) words importing natural persons includes bodies corporate and vice versa;

      (c) reference to clauses and schedules are references to clauses and schedules of this deed;

      (d)   a reference to time is to Victoria, Australia time;

      (e) a reference to any document or agreement (including this deed) includes that document or agreement as amended, novated, supplemented or replaced;

      (f) a reference to a party to this deed or any other document or agreement includes that party's successors or permitted assigns;

      (g) a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this agreement or any part of it; and

      (h) if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

1.3   HEADINGS

      In this deed, headings are for convenience only and do not affect interpretation.

2.    VARIATIONS TO THE AGREEMENT

2.1   VARIATIONS TO CLAUSE 1.1

      (a) The parties agree to delete the definition of "Completion Date" and replace it with the following definition:

            "COMPLETION DATE means 16 June 2004."

      (b) The parties agree that the following new definitions are to be inserted in clause 1.1 of the Agreement:

            "ESCROW ACCOUNT" means the bank account to be established under clause 4.6(b).

            "ESCROW AGENT" means Baker & McKenzie Solicitors of Level 39, 525 Collins Street, Melbourne, Victoria 3000, Australia.

            "ESCROW AMOUNT" means the total amount of $200,000, comprising:

            (i)   the Labelling Escrow Amount; and

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            (ii)  the Transfer Pricing Escrow Amount.

            "ESCROW BALANCE" means the balance of the Escrow Account, including all interest (payable under clause 4.6(g)), after deducting any bank charges and Taxes payable on the operation of the Escrow Account.

            "ESCROW LETTER" means a letter from the Vendor to the Purchaser and the Escrow Agent regarding the appointment of the Escrow Agent, as agreed between the parties prior to Completion.

            "INDEPENDENT EXPERT" means:

            (a) for all disputes other than disputes relating to the Labelling Issue, the Independent Accountant; and

            (b) in the case of a dispute relating to the Labelling Issue, the Queens Counsel.

            "LABELLING ESCROW AMOUNT" means the amount of $150,000.

            "LABELLING ISSUE" means the issue relating to origin labelling of products under the Food Standards and the Trade Practices Act (and related State and Territory Fair Trading Acts), other than issues arising from undertakings given by the Purchaser to ACCC.

            "QUEENS COUNSEL" means the Queens Counsel appointed in accordance with clause 7.7(d).

            "TRANSFER PRICING ISSUE" means the issue relating to the treatment of transfer pricing in the Completion Accounts for the supply of the Transition Products.

            "TRANSFER PRICING ESCROW AMOUNT" means the amount of $50,000."

2.2   VARIATIONS TO CLAUSE 4.2

      The parties agree that clause 4.2 of the Agreement is deleted and replaced with the following clause:

      "On the Completion Date the Purchaser must pay:

      (a)   the Escrow Amount to the Escrow Agent; and

      (b)   the Purchase Price less the Escrow Amount to the Vendor."

2.3   INSERTION OF NEW CLAUSE 4.6

      The parties agree that a new clause 4.6 is to be inserted in the Agreement as follows:

      "4.6  ESCROW AMOUNT

      (a) On Completion, the Vendor and the Purchaser must sign and deliver the Escrow Letter to the Escrow Agent.

      (b) The parties must direct the Escrow Agent to invest the Escrow Amount in an interest bearing account with a reputable financial institution on 24 hour call in the joint names of the Vendor and the Purchaser, with the Escrow Agent named as the sole signatory to the Escrow Account.

      (c)   Payment may only be made out of the Escrow Account:

            (i)   to the Vendor as required under clauses 4.6(d) and/or (e); or

            (ii)  to the Vendor or the Purchaser:

                  (A) upon receipt by the Escrow Agent of a written direction as to quantum and recipient(s) of the relevant payment or payments to be made by the Escrow Agent (including for the purpose of distributing any funds remaining in the

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                        Escrow Account after the provisions of this clause 4.6
                        have been exhausted) signed by both of the parties; or

                  (B) as determined by the Independent Expert under clause 7.7 in respect of the quantum (including interest) and recipient(s) of the relevant payment or payments (including for the purpose of distributing any funds remaining in the Escrow Account after the provisions of this clause 4.6 have been exhausted).

      (d) Subject to clauses 4.6(c)(ii) and 4.6(e), the parties must direct the Escrow Agent to pay the Escrow Balance to the Vendor from the Escrow Account within 2 Business Days of the earlier of:

            (i) if the Purchaser does not raise the Labelling Issue or the Transfer Pricing Issue (as the case may be) as a dispute as provided in clause 7.7, the Final Objection Date;

            (ii) if the Purchaser gives the Vendor a Dispute Notice under clause 7.7(a) on the basis of the Labelling Issue and/or the Transfer Pricing Issue (as the case may be) and the parties resolve the matter in dispute within 10 Business Days, the date on which the dispute is resolved; and

            (iii) if the dispute relating to the Labelling Issue and/or the
                  Transfer Pricing Issue (as the case may be) is submitted for determination to the Independent Expert(s), the date on which the relevant Independent Expert issues its determination.

      (e) If at any of the respective dates described in clause 4.6(d), one or the other of the Labelling Issue or the Transfer Pricing Issue remains outstanding, then:

            (i) the amount that the parties must direct the Escrow Agent to pay under that clause will be the Escrow Balance less the Labelling Escrow Amount (if the Labelling Issue remains outstanding) or the Transfer Pricing Amount (if the Transfer Pricing Issue remains outstanding) (the remaining amount in the Escrow Account being the Shortfall Amount); and

            (ii) subject to clause 4.6(c)(ii), the parties must direct the Escrow Agent to pay the Shortfall Amount (plus all interest payable under clause 4.6(g), less any bank charges and Taxes) to the Vendor from the Escrow Account within 2 Business Days of the earlier of the respective dates described in clause 4.6(d).

      (f) Each party agrees to direct the Escrow Agent in writing so as to give full effect to this agreement (including clause 4.6(g)). Neither the Vendor nor the Purchaser will instruct the Escrow Agent to deal with the Escrow Balance, the Escrow Amount, the Labelling Escrow Amount or the Transfer Pricing Escrow Amount other than in accordance with the provisions of this clause 4.6.

      (g) The parties agree that interest on any part of the Escrow Amount is to be paid as follows:

            (i) any interest accruing during the period up to and including the Final Objection Date is to be paid to the Purchaser;

            (ii) any interest accruing from the Final Objection Date up to the end of the 10 Business Days following the provision of the Dispute Notice under clause 7.7(b) is to be shared equally by the parties if the dispute is resolved within that period; and

            (iii) if the dispute is not resolved within the period referred to in clause 4.6(g), any interest accruing from the Final Objection Date until determination by the Independent Expert under clause 7.7(g) is to be paid in accordance with the Independent Expert's determination."

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2.4   VARIATION TO CLAUSE 6.3(a)

      The parties to agree to amend clause 6.3(a) of the Agreement by deleting the reference to "amount under clause 4.1" and replacing it with "amounts under clause 4.2".

2.5   VARIATIONS TO CLAUSE 7.6

      The parties agree to delete the first sentence of clause 7.6 of the Agreement and replace it with the following clause:

      "The Purchaser has the period of 14 days after the Completion Date to dispute the Completion Accounts (including the Purchaser pursuing a dispute in relation to the Labelling Issue and/or the Transfer Pricing Issue) and the Adjustment Amount (the last date of that period, FINAL OBJECTION DATE), after which the Completion Accounts and the Adjustment Amount will be final and binding on the parties if the Purchaser does not dispute the Completion Accounts or the Adjustment Amount as provided in clause 7.3. If the Purchaser disputes the Completion Accounts or the Adjustment Amount on or before the Final Objection Date, the dispute will be determined in accordance with clause 7.7."

2.6   VARIATIONS TO CLAUSE 7.7

      (a) The parties agree that clause 7.7(a) of the Agreement is amended so that:

            (i)   only the Purchaser is defined as the "Disputing Party"; and

            (ii) the words "(including the Purchaser pursuing a dispute in relation to the Labelling Issue and/or the Transfer Pricing Issue)" are added after the words "Completion Accounts".

      (b) The parties agree that clauses 7.7(c), 7.7(e), 7.7(f) and 7.7(g) of the Agreement are amended so that the words "Independent Accountant" are replaced with "Independent Expert" wherever those words appear in those clauses.

      (c) The parties agree that clause 7.7(d) of the Agreement is deleted and replaced with the following clause:

            "The Queens Counsel (in the case of a dispute relating to the Labelling Issue) and/or the Independent Accountant (in the case of all other disputes) must be agreed by the Vendor and the Purchaser. If the Vendor and the Purchaser cannot agree within 5 Business Days of the other party giving the Response to the Disputing Party, then the relevant Independent Expert will be nominated:

            (i) in the case of a dispute relating to the Labelling Issue, at the request of either the Vendor or the Purchaser, by the President of the Victorian Bar Association; and

            (ii) in the case of all other disputes, at the request of either the Vendor or the Purchaser, by the President of the Institute of Chartered Accountants (Victorian Branch)."

      (d) The parties agree that clause 7.7(h) of the Agreement is deleted and replaced with the following clause:

            "If the final Adjustment Amount determined in accordance with clause 7.7(g) is:

            (i) more than the Adjustment Account included in the Purchase Price, then within 5 Business Days the Purchaser must pay an amount equal to the excess to the Vendor in accordance with clause 4.3; and

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            (ii)  less than the Adjustment Amount included in the Purchase
                  Price, then within 5 Business Days the Vendor must pay an amount equal to the shortfall to the Purchaser in accordance with clause 4.3."

2.7   VARIATION TO CLAUSE 7.8

      The parties agree that clause 7.8(b) of the Agreement is amended so that the words "Independent Accountant" are replaced with "Independent Expert".

2.8   INSERTION OF NEW CLAUSE 10.11

      The parties agree that a new clause 10.11 is to be inserted in the Agreement as follows:

      "From the Completion Date until the last Category A Member or Category B Member's benefits have been paid out of the HJF Fund:

      (a) one nominee of the Vendor, as notified in writing to the Purchaser from time to time, will be permitted to attend as an observer at meetings of the Board of directors of HJF Superannuation Nominees;

      (b) the observer nominated under clause 10.11(a) will be provided notice of any directors' meeting by the Purchaser promptly after the Purchaser's nominees on the Board of HJF Superannuation Nominees receive that notice;

      (c) the observer nominated under clause 10.11(a) will be permitted to speak at such directors' meetings subject to the constitution of HJF Superannuation Nominees and directions of the Chairman of the meeting and the trust deed of the HJF Fund; and

      (d) any matters debated, discussed or decided by the Board of directors of HJF Superannuation Nominees shall be kept confidential by the observer until the directors otherwise determine, provided always that the observer may inform the Vendor and its advisers of, or provide any copies to the Vendor of, any resolution made by the Board which would increase any unfunded liability of the HJF Fund for the purposes of clause 10.7 or expose the Vendor to provide indemnification under clause 12.4."

2.9   VARIATION TO WARRANTY 8.5 OF SCHEDULE 5

      The parties agree that warranty 8.5 in Schedule 5 of the Agreement is amended so that the words "To the Vendor's knowledge, the" are replaced with "The".

2.10  INSERTION OF WARRANTY 8.13 OF SCHEDULE 5

      The parties agree that a new warranty 8.13 is to be inserted in Schedule 5 of the Agreement as follows:

      "Prior to and as at Completion there has been no breach of the governing rules of the HJF Fund, any award, industrial agreement, employment contract or applicable law, in respect of Henry Jones Food's obligation to make superannuation contributions in respect of a Completion Employee who is a Category A Member or Category B Member in the HJF Fund."

2.11  CONFIRMATION

      The parties confirm that, other than the variations in this deed, the provisions of the Agreement remain in full force and effect in accordance with their terms and continue to bind the parties.

3.    MISCELLANEOUS

3.1   ALTERATIONS

      This deed may be altered only in writing signed by each party.

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3.2   ASSIGNMENT

      A party may only assign this deed or a right under this deed with the prior written consent of the other party.

3.3   COSTS

      Each party must pay its own costs of negotiating, preparing and executing this deed.

3.4   COUNTERPARTS

      (a) This deed may be executed in counterparts. All executed counterparts constitute one document.

      (b) This deed is binding on the parties on exchange of duly executed counterparts.

3.5   GOVERNING LAW AND JURISDICTION

      This deed is governed by the law of Victoria and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria.

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SIGNING PAGE

EXECUTED as a deed.

EXECUTED by SPC ARDMONA LIMITED

/s/ Nigel Garrard                    /s/ Monika Maedler
---------------------------          -------------------------------------------
Signature of director                Signature of director/company secretary
                                     (Please delete as applicable)
                                     Monika Maedler

Nigel Garrard

---------------------------          -------------------------------------------
Name of director (print)             Name of director/company secretary (print)

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The J. M. Smucker Company

/s/ Richard K. Smucker
-------------------------------------------

Richard K. Smucker, President, Co-Chief Executive Officer, and

Chief Financial Officer

/s/ Barry C. Dunaway
-------------------------------------------

Barry C. Dunaway, Vice President - Corporate Development

State of Ohio           )

                        ) SS:

County of Wayne         )

On this 16th day of June, 2004, personally appeared before me, Richard K. Smucker, the President, Co-Chief Executive Officer, and Chief Financial Officer of The J. M. Smucker Company and Barry C. Dunaway, Vice President - Corporate Development of The J. M. Smucker Company, each to me known to be the person named in and who executed the above instrument, and acknowledged to me that each executed the same for the uses and the purposes therein mentioned.

Date: 6-16-04           /s/ Jeannette Knudsen
                        -------------------------------------------------

                        Notary Public

                        Notary Seal        Jeannette L. Knudsen, Attorney-At-Law

                        State of Ohio      Notary Public - Sate of Ohio

                                           My Commission has no expiration date

                                           Sec. 147.03 R.C.